

PGT, Inc. Fourth Quarter and Year-End 2015 Financial Results
February 25, 2016

Forward Looking Statement

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

Changes in new home starts and home remodeling trends
The economy in the U.S. generally or in Florida, our primary market
Raw material prices, especially aluminum
Integration of WinDoor
Transportation costs
Level of indebtedness
Dependence on our impact-resistant product lines
Product liability and warranty claims
Federal and state regulations
Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and at http://ir.pgtindustries.com/sec.cfm.

Management Presenters

Business Overview



Rod Hershberger
Chief Executive Officer and Chairman of the Board

State of the Business



Jeff Jackson
President and Chief Operating Officer

Financial Results Overview



Brad West
Sr. V.P. and Chief Financial Officer

Business Overview

- 35 years since the founding of our company, PGT has become the leading provider of impact resistant windows and doors in key markets in the United States.
- 2015 revenue for the year was a company record.
- Recently expanded our portfolio with the acquisition of WinDoor.
- Enterprise Resource Planning (ERP) systems conversion is in its final stages.
- In 2016 we will continue to expand our product footprint and geographic presence organically and by acquiring companies that fit our strategic initiatives.
- We are well positioned to take advantage of the ongoing strength of the economy:
  - Growth in the housing market
  - Population expansion
  - Rational pricing
  - Low interest rates
- Capital allocation will be focused on strategic acquisitions and opportunistically executing our $20 million share repurchase program.

State of the Business (1 of 2)

- Over the next five years our growth will be driven by strategic acquisitions in line with specific earnings criteria and in markets where we see the most benefits for expansion and new products.
- Florida is our key market – we also have a presence in over 48 states, the Caribbean, Canada, Australia, and in South and Central America.
- Florida's economy is leading the nation in job growth and the overall recovery. The latest census indicates that Florida has surpassed New York as the 3rd largest state in the U.S.
- U.S. housing starts in 2015 hit their second-highest level since October 2007. In Florida, 2015 housing starts represent a market that is approximately 60% of historical run-rates.
- Nationally, single-family starts jumped to an annual rate of 768,000, a 10.0% gain from 2014, while in the South, single-family housing starts increased 12%. In Florida, single-family housing starts increased 16% for the year, to more than 65,000, after only increasing 4% in 2014.
- The homebuilder confidence index measured in the 60's in December, returning to levels not seen since 2005. The homebuilder confidence index is an important gauge of home builders' feelings towards current and future sales of single-family homes.

State of the Business (2 of 2)

- PGT's broad portfolio of products provides a solution to the entire market spectrum from niche, premium custom to mass custom.
- PGT has a substantial share of the market for impact-resistant products in Florida.
- Impact products are highly profitable and are the primary profit-driver for the Company.
- The WinDoor acquisition:
  - WinDoor expands our portfolio of exceptionally designed impact windows and doors with products not currently in our portfolio.
  - WinDoor expands our share in the high end residential and commercial markets.
  - WinDoor is expected to contribute sales from the date of the acquisition of approximately $42 million in 2016.
  - We will be highly focused on capturing WinDoor cost-saving synergies.

Q4 Sales Breakdown By Product Family

IMPACT PRODUCTS

	Aluminum	Vinyl	Total Impact
Actual	$ 59.0	$ 18.2	$ 77.2
Prior Year	53.9	15.2	69.1
$ Change	$ 5.1	$ 3.0	$ 8.1
% Change	*9.5%*	*19.7%*	*11.7%*

NON-IMPACT PRODUCTS

	Aluminum	Vinyl	Total Non-Impact
Actual	$ 5.7	$ 10.1	$ 15.8
Prior Year	6.3	9.3	15.6
$ Change	$ (0.6)	$ 0.8	$ 0.2
% Change	*-9.5%*	*8.6%*	*1.3%*

TOTAL

	Aluminum	Vinyl	Total
Actual	$ 64.7	$ 28.3	$ 93.0
Prior Year	$ 60.2	$ 24.5	$ 84.7
% Change	*7.5%*	*15.5%*	*9.8%*

Income Statement

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Year Ended	
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net sales	$ 93,008	$ 84,722	$ 389,810	$ 306,388
Cost of sales	67,283	61,031	270,678	213,596
Gross profit	25,725	23,691	119,132	92,792
Selling, general and administrative expenses	17,386	15,758	68,190	56,377
Income from operations	8,339	7,933	50,942	36,415
Interest expense, net	2,918	3,151	11,705	5,960
Debt extinguishment costs	-	(204)	-	2,625
Other expenses, net	31	832	388	1,750
Income before income taxes	5,390	4,154	38,849	26,080
Income tax expense	1,616	1,233	15,297	9,675
Net income	$ 3,774	$ 2,921	$ 23,552	$ 16,405
Basic net income per common share	$ 0.08	$ 0.06	$ 0.49	$ 0.35
Diluted net income per common share	$ 0.07	$ 0.06	$ 0.47	$ 0.33
Total reconciling items to adjusted net income	2,051	1,321	5,738	5,196
Adjusted net income	$ 5,825	$ 4,242	$ 29,290	$ 21,601
Diluted net income per common share - adjusted	$ 0.12	$ 0.08	$ 0.58	$ 0.43

Balance Sheet

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	January 2, 2016	January 3, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 61,493	$ 42,469
Accounts receivable, net	31,783	25,374
Inventories	23,053	19,970
Prepaid expenses and other current assets	10,660	6,464
Total current assets	126,989	94,277
Property, plant and equipment, net	71,503	60,898
Intangible assets, net	79,311	82,724
Goodwill	65,635	66,580
Other assets, net	2,291	2,110
Total assets	$ 345,729	$ 306,589
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 19,578	$ 17,328
Current portion of long-term debt	1,966	1,962
Total current liabilities	21,544	19,290
Long-term debt	190,502	191,792
Deferred income taxes, net	25,894	20,796
Other liabilities	828	735
Total liabilities	238,768	232,613
Total shareholders' equity	106,961	73,976
Total liabilities and shareholders' equity	$ 345,729	$ 306,589

ERP Implementation Update

Key metrics demonstrate ERP issues are addressed

- On-tine delivery as of 12-28-15 of 98.8% vs. 89.8% as of 10/26/15
- Direct labor as % of sales at 11.2% in December vs. 12.4% in Q3 2015

January metrics indicate stability of new system

- IG department 3500+ a day, minimal carryover
- On time delivery 98%+

All products currently live and available in new system

- All internal order entry in new system
- Customers coming on selectively to gain volume in aluminum

Communicated to all Customers in February that new system is available

- Will drive additional volume in new system

Projected Last Order Date for old system Q2 2016

2016 Outlook

- First quarter 2016 sales expected to be approximately $99 million, at EBITDA margin of approximately 14.5%. Includes estimated WinDoor sales of $3.5 million from the date of the acquisition.
- 2016 net sales estimated to be between $460 and $475 million. WinDoors' sales contribution is expected to be approximately $42 million.
- We expect to generate consolidated EBITDA of between $80 and $90 million.
- Interest expense will increase by approximately $9 million on an annualized basis. This is due to the new financing at a higher debt balance coupled with a higher rate than we had in 2015 and an increase in amortization of deferred financing costs and debt discount.
- Property and equipment, as well as amortizable intangible assets related to the WinDoor acquisition are estimated to result in incremental depreciation and amortization of approximately $4.0 million.
- Incremental interest expense and D&A costs will be spread ratably across the year beginning at the time of the closing of the WinDoor acquisition on February 16th.